SAFETY-KLEEN

                            EXECUTIVE RETENTION PLAN

PURPOSE
-------
To provide a meaningful financial incentive to Executives to remain with Safety-Kleen during the turnaround and re-structuring process. This Plan has been approved by the Company's Board of Directors and confirmed by the Bankruptcy Court.

EFFECTIVE DATE
--------------
The Effective Date of this plan is September 8, 2000.

ELIGIBILITY
-----------
Selected Executives of the Company whose participation has been specifically approved by the Chairman & CEO and the President & COO. No individual, group or position type is guaranteed participation, and every individual who is selected to participate will receive written confirmation of their selection. Participation does not guarantee an award, nor does it guarantee continued employment with the company.

RETENTION AWARD AMOUNT
----------------------
The Retention Award will be equal to 40% of Participant's annual base salary amount as of September 8, 2000.

RETENTION PERIOD
----------------
Except as provided under number 4 below, in order to receive an award under this Plan, the participant must be actively employed by Safety-Kleen, or its subsidiaries from the Effective Date of this Plan through December 31, 2001, which is the Retention Period.

PLAN ADMINISTRATION
-------------------
The following Rules and Policies will be used to administer the Plan:
1. The Retention Award will be paid in a lump sum as soon as practical, but no later than January 30, 2002.
2.       All awards are subject to tax withholding.
3. All participants must be actively employed by Safety-Kleen, or its subsidiaries during the entire Retention Period to receive a full award.
4. In the event of death, permanent disability, or a termination without "Cause", the participant or the participant's estate will receive a prorated portion of the full award based upon the number of days during the Retention Period that the participant was actively employed. ("Cause" is defined as conduct which constitutes willful or gross misconduct or willful or gross negligence in the performance of the employee's duties for the Company; intentional or habitual neglect of employee's duties for the Company; theft or misappropriation of Company funds; failure, neglect or refusal to substantially perform employee's obligations, including but not limited to devoting time, attention, efforts and energies to the business of the Company and adherence to Company policies; or otherwise breaching the standards of job performance established by the Company.)
5. No award will be paid to any participant who voluntarily leaves Safety-Kleen during any portion of the Retention Period.
6. No award will be paid to any participant who is terminated for "Cause" during the Retention Period.
7. Participation in this Plan replaces, and is in lieu of, the benefits of any other retention plan or similar plan that the participant may have had with the Company.

PLAN INTERPRETATION
-------------------
In the event of any questions, disagreements or disputes concerning the application of the Plan's Administrative Rules, the Retention Award amount, the Retention Period, Plan eligibility or any other matter related to this Plan, the Senior Vice President, Administration, Safety-Kleen will interpret and/or resolve the issue, and his decision will be final and binding. All Plan Participants must sign a copy of this Plan document acknowledging that they will be bound by the Administrative Rules and policies as a condition to participation in the Plan.

NON-COMPETE

In consideration of receiving the Retention Award provided by this plan, the Executive agrees that for four months following termination of employment, Executive shall not solicit directly or indirectly any of the customers served by the Company or any employees of the Company at the time of the termination of his/her employment.

The terms of this agreement which deal with time period, geographical area and scope of activities restricted shall be deemed divisible so that if any provision is determined by a court of law to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

CONFIDENTIALITY
---------------
As there are a limited number of these awards available, you are asked to maintain the confidentiality of this agreement.

I acknowledge receipt of this retention plan and agree to all terms and conditions contained herein.

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Name - print                                                  DATE

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Name - signature